Exhibit #10.1

                               Agreement to Merge
                                     between
                             Wheeling National Bank
                                       and
                             Columbus National Bank
                              under the charter of
                             Wheeling National Bank
                               under the title of
                             Wheeling National Bank



This agreement made between Wheeling National Bank (hereinafter referred to as "Wheeling"), a banking association organized under the laws of the United States, being located at 135 West Main Street, St. Clairsville, county of Belmont, in the state of Ohio, with a capital of $15,669,632, divided into 247,855 shares of common stock, each of $10.00, surplus of $10.05, and undivided profits, including capital reserves, of $10,700,682, as of June 30, 1995 and Columbus National Bank (hereinafter referred to as "Columbus"), a banking association organized under the laws of the United States, being located at 850 Wheeling Avenue, Cambridge, county of Guernsey, in the state of Ohio, with a capital of $9,661,238, divided into 40,000 shares of common stock, each of $30.00, surplus of $78.75, and undivided profits, including capital reserves, of $5,311,238, as of June 30, 1995, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215(a)), witnessed as follows:

Section 1.
Columbus shall be merged into Wheeling under the charter of the latter.


Section 2.
The  name  of  the  receiving  association   (hereinafter  referred  to  as  the
"association") shall be Wheeling National Bank.


Section 3.
The business of the association shall be that of a national banking association. This business shall be conducted by the association at its main office which shall be located at 135 West Main Street, St. Clairsville, Ohio, and at its legally established branches.

Section 4.
The amount of capital stock of the association shall be $2,478,550, divided into 247,855 shares of common stock, each of $10.00 par value, and at the time the merger shall become effective, the association shall have a surplus of $6,840,400, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this agreement, adjusted however, for normal earnings and expenses between June 30, 1995, and the effective time of the merger.


Section 5.
All assets as they exist at the effective time of the merger shall pass to and vest in the association without any conveyance or other transfer. The association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of each of the merging banks existing as of the effective time of the merger.

Section 6.
The capital stock of both Wheeling and Columbus is 100% held by American Bancorporation. The outstanding 40,000 shares of Columbus common stock shall be surrendered and cancelled. The capital stock of the Association shall consist of the presently outstanding 247,855 shares of common stock of Wheeling, each of $10 par value and the holders of it shall retain their present rights.

Section 7.
The present board of directors of Wheeling and Columbus shall continue to serve as the board of directors of the association until the next annual meeting or until such time as their successors have been elected and have qualified.

Section 8.
Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of Wheeling National Bank shall survive the merger.

Section 9.
This agreement may be terminated by the mutual consent of the board of directors any time preceding the closing of the merger.

Section 10.
This agreement shall be ratified and confirmed by the unanimous consent of the board of directors of American Bancorporation, sole shareholder and holding company of both Wheeling and Columbus, and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

WITNESS, the signatures of said merging banks this 30th day of October , 1995, each set by its president or a vice president and attested to by its secretary , pursuant to a resolution of its board of directors, acting by a majority.

Attest:                                          Wheeling National Bank

                                             By    /s/ Paul W. Donahie
                                                       President

/s/ Brenda L. Snyder
            Secretary


(Seal of Bank)



Attest:                                          Columbus National Bank

                                             By      /s/ John E. Wait
                                                          President

/s/ Tina M. Steffl
              Secretary


(Seal of Bank)


STATE OF         West Virginia        )
                                      )ss:
COUNTY OF           Ohio              )

On this 30th day of October , 1995, before me, a notary public for this state and county, personally came Paul W. Donahie , as president, and Brenda L. Snyder , as secretary, of Wheeling National Bank , and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

                               /s/ James P. Bucon
(Seal of Notary)                          Notary Public, Ohio County.
                                          My commission expires  Oct. 26, 2004









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STATE OF       Ohio           )
                              )ss:
COUNTY OF       Franklin      )

On this 30th day of October , 1995, before me, a notary public for this state and county, personally came John E. Wait , as president, and Tina M. Steffl , as secretary, of Columbus National Bank , and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

                                          /s/   Mary Ann Frederick
(Seal of Notary)                          Notary Public,Franklin County.
                                          My commission expires   June 13, 1999